Exhibit 99.1

Company Contact:	Investor Relations Contact:
Mike Forman	Lippert/Heilshorn & Associates
Vice President, Finance and Administration	Kirsten Chapman/Moriah Shilton
408-894-0700	415-433-3777
Moriah@lhai-sf.com

TESSERA ANNOUNCES APPOINTMENT OF MIKE BEREZIUK

TO MANAGEMENT TEAM

San Jose, Calif. – March 03, 2006 - Tessera Technologies, Inc. (Nasdaq: TSRA), a leading provider of miniaturization technologies for the electronics industry, today announced it has appointed Mike Bereziuk as executive vice president of the product division, which includes Tessera’s product miniaturization division in San Jose and Tessera’s wafer level packaging center, recently acquired from Shellcase Ltd. in Israel. Bereziuk will be reporting to chairman, president and CEO Bruce McWilliams.

Bereziuk, who brings 26 years of experience in the semiconductor industry, will lead Tessera’s technology and services businesses. He will focus on driving Tessera’s growth through the internal development and commercial adoption of Tessera’s technologies, including the company’s chip-scale, multi-chip, and wafer-level packaging products.

“Mike brings a wealth of experience in operations, product development, marketing and sales,” said McWilliams. “We are pleased to draw on his successful career of growing semiconductor businesses, and his extensive skill set will enable us to scale our business and propel our growth. I look forward to his joining our team.”

Nicholas Colella, former senior vice president of the product miniaturization division, will continue to report to McWilliams in his new role as senior vice president, corporate strategy.

“When Nick joined us in 2001, he built an outstanding engineering and services team that expertly applies advanced packaging technologies to product miniaturization challenges,” continued McWilliams. “I am looking forward to having Nick contribute his multi-disciplinary technical and operational expertise in the development of our corporate strategy.”

Bereziuk has spent the majority of his career at National Semiconductor Corporation. During his sixteen year tenure there, he held numerous senior operations, sales and marketing roles. In his most recent position at National, he was senior vice president and general manager of the worldwide sales and marketing organization, where he held demand creation and order management responsibilities for the company’s $2.0 plus billion global customer base. Other positions included senior vice president and general manager of the personal systems group and vice president and general manager of the embedded systems group, where he managed the strong growth of National’s highly successful Super-I/O™ business. After National Semiconductor, Bereziuk worked at Zarlink Semiconductor where he led the turnaround of their consumer communications group, resulting in significant revenue and market share growth. Bereziuk received a B.S. degree with honors in Electronic and Electrical Engineering from Cardiff University in the UK.

About Tessera Technologies, Inc.

Tessera Technologies is a leading provider of miniaturization technologies for the electronics industry. Tessera enables new levels of miniaturization and performance by applying its unique expertise in the electrical, thermal and mechanical properties of materials and interconnect. As a result, Tessera’s technologies are widely adopted in high-growth markets including consumer, computing, communications, medical and defense. Tessera’s customers include the world’s top semiconductor companies such as Intel, Samsung, Renesas, Toshiba and Texas Instruments. The company’s stock is traded on the Nasdaq National Market under the symbol TSRA. Tessera is headquartered in San Jose, California. www.tessera.com.

Note: Tessera, MicroBGA, Compliant Chip, MicroZ and the Tessera logo are registered trademarks of Tessera, Inc. All other company, brand and product names may be trademarks or registered trademarks of their respective companies.

Safe Harbor Statement

This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties that could cause actual results to differ significantly from those projected. Factors that might cause or contribute to such differences include, but are not limited to, fluctuations in Tessera’s operating results due to the timing of new license agreements and royalties, Tessera’s ability to protect its intellectual property and the risk of a decline in demand for semiconductor products. You are cautioned not to place undue reliance on the forward-looking statements, which speak only as of the date of this release. Tessera’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, and its Quarterly Report on Form 10-Q filed for the quarter ended September 30, 2005 include more information about factors that could affect the company’s financial results.